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                               CPG PARTNERS, L.P.,
                                                                       as Issuer

                                CPG HOLDINGS, LLC
                                  (SUCCESSOR TO
                          CHELSEA PROPERTY GROUP, INC.)
                                                                    as Guarantor

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                                                      as Trustee



                    ----------------------------------------

                          TENTH SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 2005

                    ----------------------------------------

                             SUPPLEMENT TO INDENTURE
                          DATED AS OF JANUARY 23, 1996
                                      AMONG
                         CPG PARTNERS, L.P. (AS ISSUER),
                   CHELSEA PROPERTY GROUP, INC. (AS GUARANTOR)
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION
               (SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY)
                                  (AS TRUSTEE)


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


     THIS TENTH SUPPLEMENTAL INDENTURE, dated as of June 1, 2005 (the "Supplemental Indenture"), is entered into by and among CPG PARTNERS, L.P. (formerly known as Chelsea GCA Realty Partnership, L.P.), a limited partnership formed under the laws of the State of Delaware (the "Issuer"), CPG HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware ("Holdings"), and U.S. BANK NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company), a national banking association, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, pursuant to the terms of the Indenture, dated as of January 23, 1996 (the "Original Indenture"), among the Issuer, Chelsea Property Group, Inc. (formerly known as Chelsea GCA Realty, Inc.), a corporation formed under the laws of the State of Maryland (the "Guarantor"), and the Trustee and the First through Ninth Supplemental Indentures thereto, the Issuer has created and issued Securities; and

     WHEREAS, pursuant to the terms of that certain Plan of Liquidation, dated as of the date hereof (the "Plan of Liquidation"), the shareholders of the Guarantor intend to liquidate the Guarantor and distribute its assets to the shareholders of the Guarantor in accordance with the terms of such Plan of Liquidation; and

     WHEREAS, Holdings shall be entitled to receive substantially all of the properties and assets of the Guarantor pursuant to the terms of the Plan of Liquidation; and

     WHEREAS, Sections 803 and 804 of the Original Indenture provide for the execution and delivery by the Issuer, the Guarantor and the Trustee, in the event of a conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person, of a supplemental indenture to evidence Holding's succession to the rights of the Guarantor and its assumption of the obligations of the Guarantor, in each case as contained in the Original Indenture and any Guarantee, which supplemental indenture, pursuant to Section 901 of the Original Indenture, does not require the consent of the Holders of Securities or Coupons; and

     WHEREAS, pursuant to the provisions of Sections 803 and 804 of the Original Indenture, Holdings wishes by this Supplemental Indenture to evidence its succession to the rights of the Guarantor and its assumption of the obligations of the Guarantor, in each case as contained in the Original Indenture and any Guarantee, and pursuant to the provisions of Sections 803 and 804 of the Original Indenture, Holdings shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the obligations of, the Guarantor under the Original Indenture and any Guarantee; and

     WHEREAS, all things necessary to make this Supplemental Indenture, when executed and delivered by the Trustee, the valid agreement of the Issuer, Holdings and the Trustee in accordance with its terms have been done.

     NOW, THEREFORE, IT IS AGREED:

     SECTION 101. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in the Original Indenture.

     SECTION 102. Successor Substitution. Pursuant to the provisions of Sections 803 and 804 of the Original Indenture, Holdings hereby acknowledges and agrees that it has succeeded the Guarantor as the Guarantor under the Original Indenture and any outstanding Guarantee, and does hereby assume and agree to perform all of the obligations of the Guarantor under the Original Indenture and any Guarantee and does otherwise agree to be bound by and subject to the terms and provisions of the Original Indenture and any Guarantee in each and every respect as if it had been initially named as the Guarantor therein.

     SECTION 103. Representations of Holdings. Holdings hereby represents and warrants to the Trustee that as of the date hereof:

     (a) Holdings is a limited liability company validly organized and existing and in good standing under the laws of the State of Delaware; and

     (b) no Event of Default or event, which after notice or lapse of time or both, would become an Event of Default will result from the execution and delivery of this Supplemental Indenture.

     SECTION 104. Construction with Original Indenture. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same extent as if fully set forth verbatim therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as provided in this Supplemental Indenture, the Original Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

     SECTION 105. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Original Indenture or this Supplemental Indenture, the provision of such Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

     SECTION 106. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 107. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

     SECTION 108. Benefits of Supplement and Original Indenture. Nothing in this Supplemental Indenture, the Original Indenture, the Securities or any Guarantee, express or implied, shall give to any Person other than the parties hereto and thereto and their successors and permitted assigns hereunder and thereunder, and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Original Indenture.

     SECTION 109. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 110. Counterparts. All parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     SECTION 111. Effectiveness. This Supplemental Indenture shall become effective in accordance with the provisions of Article Nine of the Original Indenture.

     SECTION 112. Trustee. The Trustee has accepted the amendment of the Original Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Original Indenture as hereby amended, but only upon the terms and conditions set forth in the Original Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Issuer and Holdings by corporate action or otherwise, (c) the due execution hereof by the Issuer and Holdings, and (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, if applicable, all as of the day and year first above written.


                                        CPG PARTNERS, L.P.

                                        By:  Chelsea  Property Group,  Inc., as
                                             General Partner

                                        By:  /s/ Leslie T. Chao
                                             -----------------------------------
                                             Name: Leslie T. Chao
                                             Title: President




Attest:

/s/ Denise M. Elmer
----------------------------------------
Name: Denise M. Elmer
Title: Senior Vice President and Secretary


                                        CPG HOLDINGS, LLC

                                        By:  /s/ Michael J. Clarke
                                             -----------------------------------
                                             Name: Michael J. Clarke
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



Attest:

/s/ Denise M. Elmer
----------------------------------------
Name: Denise M. Elmer
Title: Senior Vice President and Secretary

                                        U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                        By:  /s/ Marie A. Hattinger
                                             -----------------------------------
                                             Name: Marie A. Hattinger
                                             Title:  Vice President


Attest:

/s/ Donald E. Smith
----------------------------------------
Name: Donald E. Smith
Title: Vice President